EXHIBIT 99.1

For Immediate Release:	October 22, 2018

SIMMONS REPORTS RECORD EARNINGS FOR THIRD QUARTER 2018

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) today announced record net income of $55.2 million for the quarter ended September 30, 2018, compared to $28.9 million for the same period in 2017, an increase of $26.3 million, or 91.3%. Diluted earnings per share were $0.59, an increase of $0.15, or 34.1%, from the same period in 2017. Included in third quarter 2018 results were $1.3 million in net after-tax merger-related and branch right-sizing costs. Excluding the impact of these items, core earnings were $56.5 million for the quarter ended September 30, 2018, compared to $27.7 million for the quarter ended September 30, 2017, an increase of $28.8 million, or 103.7%. Core diluted earnings per share were $0.61, an increase of $0.18, or 41.9%, from the same period in 2017.

Year-to-date net income for the first nine months of 2018 was $160.1 million, or $1.72 diluted earnings per share, compared to $74.0 million, or $1.16 diluted earnings per share, for the same period in 2017. Excluding $3.7 million in net after-tax merger-related and branch right sizing costs, year-to-date core earnings for 2018 were $163.8 million, an increase of $86.8 million compared to the same period last year.

“We are proud to again report record earnings for this quarter building off the strong results in the first half of the year,” said George A. Makris, Jr., chairman and CEO.

Makris continued, “We continue to experience excellent organic growth in all of our markets. We are also very pleased that we have been able to balance year-to-date loan yields with deposit costs in this rising-rate environment.”

The Company completed a 2-for-1 stock split effective February 8, 2018. Financial statements, including earnings per share as well as other share-related disclosures, have been adjusted to include the impact of the stock split on all periods presented.

Selected Highlights:	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Net income	$55.2 million	$53.6 million	$18.9 million	$28.9 million
Diluted earnings per share	$0.59	$0.58	$0.43	$0.44
Return on avg assets	1.37%	1.38%	0.54%	1.25%
Return on avg common equity	10.06%	10.05%	3.88%	9.12%
Return on tangible common equity	18.38%	18.70%	7.53%	14.47%

Core earnings(1)	$56.5 million	$54.7 million	$42.0 million	$27.7 million
Diluted core earnings per share(1)	$0.61	$0.59	$0.48	$0.43
Core return on avg assets(1)	1.40%	1.41%	1.20%	1.20%
Core return on avg common equity(1)	10.30%	10.26%	8.63%	8.77%
Core return on tangible common equity(1)	18.80%	19.06%	15.97%	13.93%

Efficiency ratio	53.47%	52.70%	51.36%	55.06%

(1)	Core earnings excludes non-core items, and is a non-GAAP measurement.

P.O. BOX 7009    501 MAIN STREET    PINE BLUFF, ARKANSAS 71611-7009    (870) 541-1000    www.simmonsbank.com

Loans

	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Total loans	$11.9 billion	$11.4 billion	$10.8 billion	$6.3 billion
Legacy loans (all loans excluding loans acquired)	$8.1 billion	$7.1 billion	$5.7 billion	$5.2 billion
Loans acquired	$3.8 billion	$4.3 billion	$5.1 billion	$1.1 billion

Total loans, including those acquired, were $11.9 billion at September 30, 2018. On a linked-quarter basis (September 30, 2018 compared to June 30, 2018), total loans increased $492.3 million, or 4.3%. Total loans increased $1.1 billion, or 10.0%, since December 31, 2017.

Deposits

	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Total deposits	$12.1 billion	$12.0 billion	$11.1 billion	$7.3 billion
Non-time deposits	$9.6 billion	$9.6 billion	$9.2 billion	$6.0 billion
Time deposits	$2.5 billion	$2.4 billion	$1.9 billion	$1.3 billion

Total deposits were $12.1 billion at September 30, 2018, an increase of $135 million, or 1.1%, compared to the previous quarter. Total deposits increased $1.0 billion, or 9.0%, since December 31, 2017.

Net Interest Income

	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017
Loan yield (1)	5.54%	5.40%	5.38%	5.39%	4.91%
Core loan yield (1) (2)	5.19%	5.04%	4.95%	4.75%	4.72%
Security yield (1)	2.74%	2.75%	2.67%	2.62%	2.64%
Cost of interest bearing deposits	1.05%	0.84%	0.74%	0.63%	0.43%
Cost of borrowed funds	2.48%	2.38%	1.70%	1.78%	1.52%
Net interest margin (1)	3.98%	3.99%	4.17%	4.21%	3.91%
Core net interest margin (1) (2)	3.71%	3.70%	3.82%	3.70%	3.77%

(1)	Fully tax equivalent.
(2)	Core loan yield and core net interest margin exclude accretion, and are non-GAAP measurements.

The Company’s net interest income for the third quarter of 2018 was $143.0 million, an increase of $64.1 million, or 81.4%, from the same period of 2017. Included in interest income was the yield accretion recognized on loans acquired of $10.0 million and $2.9 million for the third quarters of 2018 and 2017, respectively. Yield accretion was $5.2 million higher than projected during the quarter due to accelerated cash flows of acquired loans. Based on its cash flow projections, the Company expects accretion for the fourth quarter of approximately $4.2 million.

Net interest margin was 3.98% for the quarter ended September 30, 2018, a 1 basis point decrease from the second quarter. The Company’s core net interest margin, excluding the accretion, was 3.71% for the third quarter of 2018, a 1 basis point increase from June 30, 2018. Cost of interest bearing deposits was 1.05% for the third quarter of 2018, a 62 basis point increase from September 30, 2017 and a 21 basis point increase from June 30, 2018.

Since December 2017, the Federal Reserve Board increased the Fed Funds target rate by 75 basis points. The Company’s deposit beta was 56% and the core loan beta was 59%. During this same period, loan yield has increased 15 basis points and core loan yield has increased 44 basis points while cost of interest bearing deposits has risen 42 basis points. The cost of borrowed funds increased 70 basis points. The subordinated debt issuance at the end of the first quarter had a 5 basis point impact on the Company’s third quarter net interest margin. The timing of existing subordinated debt prepayment had an additional 1 basis point impact.

Non-Interest Income

Non-interest income for the third quarter 2018 was $33.7 million, a decrease of $4.3 million compared to the previous quarter. The decrease was primarily due to decreases in debit card fees and mortgage lending income. The interchange rate cap as established by the Durbin amendment became effective for the Company July 1, 2018, resulting in a $3.3 million reduction in debit card fees for the third quarter when compared to the second quarter.

Mortgage lending income was $1.4 million less than the second quarter mainly due to a continued slow-down in transactions driven by the rising rate environment. SBA income was flat from prior quarter due to management remaining selective in the Company’s loan sales as premium rates have lowered in recent months to the 6 to 7% range compared to 10% during the first quarter of the year.

Non-Interest Expense

Non-interest expense for the third quarter of 2018 was $100.3 million, an increase of $1.7 million compared to the previous quarter. Included in this quarter were $1.8 million of pre-tax merger-related expenses and branch rightsizing expenses. Excluding these expenses, core non-interest expense was $98.5 million, an increase of $1.5 million compared to the previous quarter.

Approximately $1.2 million in computer and software items were expensed during the quarter as part of the Company’s Next Generation Banking platform initiative. An incremental $1.1 million was spent during the quarter, when compared to the previous quarter, primarily for marketing campaigns directed towards increasing deposits. Included in the quarter was $1.1 million of one-time 401k profit-sharing expense. These increases were partially offset by decreases in other categories related to cost savings from merger integrations. The efficiency ratio for the third quarter 2018 was 53.47%.

The Company closed eight branch locations and two mobile branch locations during September, with expected annual cost savings of approximately $2.2 million related to these locations. Management continuously evaluates the Company’s branch network to determine the locations that are meeting the greatest needs of its customers.

Asset Quality

	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Allowance for loan losses to total loans	0.68%	0.73%	0.73%	0.82%
Allowance for loan losses to non-performing loans	136%	115%	90%	78%
Non-performing loans to total loans	0.50%	0.63%	0.81%	1.05%
Net charge-off ratio (annualized)	0.36%	0.17%	0.53%	0.32%
- Net charge-off ratio excluding loan sale	0.12%

All loans acquired are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At September 30, 2018, the allowance for loan losses for legacy loans was $55.4 million. The allowance for loan losses for loans acquired was $1.3 million and the acquired loan discount credit mark was $54.0 million. The allowances for loan losses and credit marks provide a total of $110.7 million of coverage, which equates to a total coverage ratio of 0.9% of gross loans. The ratio of credit mark and related allowance to loans acquired was 1.5%.

Provision for loan losses for the third quarter of 2018 was $10.3 million, an increase of $1.3 million from the second quarter and $4.9 million from the same period last year. The increases are primarily due to strong legacy loan growth as well as increased migration from loans acquired to legacy loans resulting from new credit decisions being made on those loans during the third quarter. An incremental $3.0 million was included in the provision during the quarter related to the accelerated cash flows on migrating acquired loans.

During September, the Company sold approximately $32 million of substandard rated loans that consisted of both legacy and acquired loans. The loans had adequate reserves, thus no provision expense was required. However, the sale increased net charge-offs by approximately $4.6 million.

Foreclosed Assets and Other Real Estate Owned

At September 30, 2018, foreclosed assets and other real estate owned were $22.7 million, a decrease of $8.8 million, or 28.0%, compared to the same period in 2017 and a decrease of $7.8 million, or 25.7% from June 30, 2018. These decreases were partially offset by the addition of $2.8 million related to the closure of bank branches. The composition of these assets is divided into three types:

	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Closed bank branches, branch sites &
associate relocation	$9.6 million	$7.2 million	$9.8 million	$12.8 million
Foreclosed assets - acquired	$8.0 million	$13.2 million	$16.0 million	$11.1 million
Foreclosed assets - legacy	$5.1 million	$10.1 million	$6.3 million	$7.6 million

Capital

	3rd Qtr 2018	2nd Qtr 2018	4th Qtr 2017	3rd Qtr 2017

Stockholders’ equity to total assets	13.4%	13.3%	13.9%	13.2%
Tangible common equity to tangible assets	8.1%	7.9%	8.1%	9.1%
Regulatory tier 1 leverage ratio	8.7%	8.6%	9.2%	10.6%
Regulatory total risk-based capital ratio	13.1%	13.7%	11.4%	13.5%

At September 30, 2018, common stockholders' equity was $2.2 billion, book value per share was $23.66 and tangible book value per share was $13.48.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company, headquartered in Pine Bluff, Arkansas, with total assets of $16.3 billion as of September 30, 2018 conducting financial operations throughout Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CDT on Tuesday, October 23, 2018. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 7878976. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-core activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, changes in the assumptions used in making the forward-looking statements, and the Company’s ability to manage and successfully integrate its mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

STEPHEN C. MASSANELLI

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$125,231	$162,567	$170,811	$205,025	$108,675
Interest bearing balances due from banks and federal funds sold	388,573	781,279	688,853	393,017	323,615
Cash and cash equivalents	513,804	943,846	859,664	598,042	432,290
Interest bearing balances due from banks - time	3,954	2,974	3,069	3,314	4,059
Investment securities - held-to-maturity	323,306	333,503	352,756	368,058	406,033
Investment securities - available-for-sale	1,997,814	1,938,644	1,830,113	1,589,517	1,317,420
Mortgage loans held for sale	48,195	39,812	17,708	24,038	12,614
Assets held in trading accounts	-	-	-	-	49
Other assets held for sale	5,136	14,898	24,784	165,780	182,378
Loans:
Legacy loans	8,123,274	7,133,461	6,290,383	5,705,609	5,211,312
Allowance for loan losses	(55,358)	(51,732)	(47,207)	(41,668)	(42,717)
Loans acquired, net of discount and allowance	3,734,921	4,232,434	4,696,945	5,074,076	1,092,039
Net loans	11,802,837	11,314,163	10,940,121	10,738,017	6,260,634
Premises and equipment	287,246	288,777	289,355	287,249	224,376
Foreclosed assets and other real estate owned	22,664	30,503	29,140	32,118	31,477
Interest receivable	51,509	44,266	42,129	43,528	30,749
Bank owned life insurance	192,680	191,575	186,473	185,984	148,984
Goodwill	845,687	845,687	845,687	842,651	375,731
Other intangible assets	93,975	96,720	99,504	106,071	55,501
Other assets	92,457	80,165	76,806	71,439	53,075
Total assets	$16,281,264	$16,165,533	$15,597,309	$15,055,806	$9,535,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$2,778,670	$2,683,489	$2,734,287	$2,665,249	$1,669,860
Interest bearing transaction accounts and savings deposits	6,776,330	6,916,520	6,720,754	6,494,896	4,344,779
Time deposits	2,533,506	2,353,439	2,201,874	1,932,730	1,310,951
Total deposits	12,088,506	11,953,448	11,656,915	11,092,875	7,325,590
Federal funds purchased and securities sold
under agreements to repurchase	109,213	99,801	120,909	122,444	121,687
Other borrowings	1,420,917	1,451,811	1,140,986	1,380,024	522,541
Subordinated notes and debentures	372,934	413,337	468,465	140,565	67,418
Other liabilities held for sale	424	1,840	2,781	157,366	176,964
Accrued interest and other liabilities	105,951	98,388	98,202	77,968	63,971
Total liabilities	14,097,945	14,018,625	13,488,258	12,971,242	8,278,171

Stockholders' equity:
Common stock	923	923	922	920	644
Surplus	1,597,261	1,594,342	1,590,086	1,586,034	763,121
Undivided profits	633,175	591,826	552,105	514,874	504,085
Accumulated other comprehensive loss:
Unrealized depreciation on AFS securities	(48,040)	(40,183)	(34,062)	(17,264)	(10,651)
Total stockholders' equity	2,183,319	2,146,908	2,109,051	2,084,564	1,257,199
Total liabilities and stockholders' equity	$16,281,264	$16,165,533	$15,597,309	$15,055,806	$9,535,370

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands, except per share data)
INTEREST INCOME
Loans	$162,438	$150,253	$143,350	$132,617	$77,457
Interest bearing balances due from banks and federal funds sold	1,405	1,414	1,009	947	650
Investment securities	14,640	14,296	12,622	11,456	9,218
Mortgage loans held for sale	501	305	158	175	159
TOTAL INTEREST INCOME	178,984	166,268	157,139	145,195	87,484
INTEREST EXPENSE
Time deposits	8,017	6,175	4,842	3,944	2,110
Other deposits	16,373	12,286	10,755	8,762	3,920
Federal funds purchased and securities
sold under agreements to repurchase	104	88	110	97	83
Other borrowings	6,240	5,141	5,139	3,993	1,875
Subordinated notes and debentures	5,282	5,741	1,327	1,480	677
TOTAL INTEREST EXPENSE	36,016	29,431	22,173	18,276	8,665
NET INTEREST INCOME	142,968	136,837	134,966	126,919	78,819
Provision for loan losses	10,345	9,033	9,150	9,601	5,462
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	132,623	127,804	125,816	117,318	73,357
NON-INTEREST INCOME
Trust income	6,277	5,622	5,249	6,020	4,225
Service charges on deposit accounts	10,837	10,063	10,345	10,587	8,907
Other service charges and fees	1,201	2,017	2,750	2,774	2,433
Mortgage and SBA lending income	1,825	3,130	4,445	3,713	3,219
Investment banking income	664	814	834	786	680
Debit and credit card fees	6,820	10,105	8,796	8,801	8,864
Bank owned life insurance income	1,105	1,102	1,103	1,101	725
Gain (loss) on sale of securities, net	54	(7)	6	(1,243)	3
Other income	4,942	5,202	4,007	4,090	7,276
TOTAL NON-INTEREST INCOME	33,725	38,048	37,535	36,629	36,332
NON-INTEREST EXPENSE
Salaries and employee benefits	55,515	55,678	56,357	49,288	35,285
Occupancy expense, net	7,713	7,921	6,960	6,700	4,928
Furniture and equipment expense	3,761	4,020	4,403	5,533	4,840
Other real estate and foreclosure expense	538	1,382	1,020	865	1,071
Deposit insurance	2,248	1,856	2,128	1,216	1,020
Merger-related costs	804	1,465	1,711	14,044	752
Other operating expenses	29,674	26,185	25,494	30,844	18,263
TOTAL NON-INTEREST EXPENSE	100,253	98,507	98,073	108,490	66,159
NET INCOME BEFORE INCOME TAXES	66,095	67,345	65,278	45,457	43,530
Provision for income taxes	10,902	13,783	13,966	26,554	14,678
NET INCOME	$55,193	$53,562	$51,312	$18,903	$28,852
BASIC EARNINGS PER SHARE	$0.60	$0.58	$0.56	$0.22	$0.45
DILUTED EARNINGS PER SHARE	$0.59	$0.58	$0.55	$0.22	$0.44

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,183,319	$2,146,908	$2,109,051	$2,084,564	$1,257,199
Trust preferred securities, net allowable	-	-	-	-	67,418
Disallowed intangible assets, net of deferred tax	(914,788)	(917,050)	(918,161)	(902,371)	(401,419)
Unrealized loss on AFS securities	48,040	40,183	34,062	17,264	10,651
Total Tier 1 capital	1,316,571	1,270,041	1,224,952	1,199,457	933,849

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	1	1	8	1	1
Trust preferred securities and subordinated debt	372,934	413,337	468,466	140,565	-
Qualifying allowance for loan losses and
reserve for unfunded commitments	63,618	60,691	54,436	48,947	46,709
Total Tier 2 capital	436,553	474,029	522,910	189,513	46,710
Total risk-based capital	$1,753,124	$1,744,070	$1,747,862	$1,388,970	$980,559

Common equity
Tier 1 capital	$1,316,571	$1,270,041	$1,224,952	$1,199,457	$933,849
Less: Trust preferred securities	-	-	-	-	(67,418)
Total common equity	$1,316,571	$1,270,041	$1,224,952	$1,199,457	$866,431

Risk weighted assets	$13,402,910	$12,713,093	$12,417,233	$12,234,160	$7,239,923

Adjusted average assets for leverage ratio	$15,179,889	$14,714,205	$14,179,390	$13,016,478	$8,789,175

Ratios at end of quarter
Equity to assets	13.41%	13.28%	13.52%	13.85%	13.18%
Tangible common equity to tangible assets (1)	8.11%	7.91%	7.94%	8.05%	9.07%
Common equity Tier 1 ratio (CET1)	9.82%	9.99%	9.86%	9.80%	11.97%
Tier 1 leverage ratio	8.67%	8.63%	8.64%	9.21%	10.62%
Tier 1 risk-based capital ratio	9.82%	9.99%	9.86%	9.80%	12.90%
Total risk-based capital ratio	13.08%	13.72%	14.08%	11.35%	13.54%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$182,137	$180,352	$176,602	$185,422	$176,316
Other consumer	259,581	277,330	284,285	280,094	317,946
Total consumer	441,718	457,682	460,887	465,516	494,262
Real Estate
Construction	1,229,888	967,720	786,077	614,155	515,274
Single-family residential	1,401,991	1,314,787	1,193,464	1,094,633	1,048,403
Other commercial	3,077,188	2,816,420	2,611,358	2,530,824	2,231,223
Total real estate	5,709,067	5,098,927	4,590,899	4,239,612	3,794,900
Commercial
Commercial	1,608,342	1,237,910	971,704	825,217	688,960
Agricultural	218,778	187,006	128,247	148,302	207,849
Total commercial	1,827,120	1,424,916	1,099,951	973,519	896,809
Other	145,369	151,936	138,646	26,962	25,341
Total Loans	$8,123,274	$7,133,461	$6,290,383	$5,705,609	$5,211,312

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$34,983	$36,976	$46,961	$46,945	$66,928
Mortgage-backed securities	13,933	14,645	15,404	16,132	16,972
State and political subdivisions	272,396	279,787	286,901	301,491	320,116
Other securities	1,994	2,095	3,490	3,490	2,017
Total held-to-maturity	323,306	333,503	352,756	368,058	406,033
Available-for-Sale
U.S. Government agencies	$141,460	$145,767	$149,804	$139,724	$208,220
Mortgage-backed securities	1,419,626	1,395,231	1,356,179	1,187,317	959,698
State and political subdivisions	282,439	245,335	185,888	143,165	84,822
FHLB stock	72,579	72,042	58,177	58,914	24,415
Other securities	81,710	80,269	80,065	60,397	40,265
Total available-for-sale	1,997,814	1,938,644	1,830,113	1,589,517	1,317,420
Total investment securities	$2,321,120	$2,272,147	$2,182,869	$1,957,575	$1,723,453
Fair value - HTM investment securities	$322,838	$334,857	$354,649	$373,298	$412,140

Investment Securities - QTD Average
Taxable securities	$1,775,193	$1,750,172	$1,618,270	$1,569,173	$1,229,172
Tax exempt securities	539,135	514,838	460,675	446,040	409,062
Total investment securities - QTD average	$2,314,328	$2,265,010	$2,078,945	$2,015,213	$1,638,234

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands)
LOANS
Legacy loans	$8,123,274	$7,133,461	$6,290,383	$5,705,609	$5,211,312
Allowance for loan losses (legacy loans)	(55,358)	(51,732)	(47,207)	(41,668)	(42,717)
Legacy loans (net of allowance)	8,067,916	7,081,729	6,243,176	5,663,941	5,168,595
Loans acquired	3,790,234	4,302,760	4,776,439	5,163,769	1,117,424
Credit discount	(53,968)	(68,282)	(79,087)	(89,275)	(24,994)
Allowance for loan losses (loans acquired)	(1,345)	(2,044)	(407)	(418)	(391)
Loans acquired (net of discount and allowance)	3,734,921	4,232,434	4,696,945	5,074,076	1,092,039
Net loans	$11,802,837	$11,314,163	$10,940,121	$10,738,017	$6,260,634

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.68%	0.73%	0.75%	0.73%	0.82%

Discount for credit losses and allowance on loans acquired
to total loans acquired plus discount for credit losses
and allowance on loans acquired (non-GAAP) (1)	1.46%	1.63%	1.66%	1.74%	2.27%

Total allowance and credit coverage (non-GAAP) (1)	0.93%	1.07%	1.14%	1.21%	1.08%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$51,732	$47,207	$41,668	$42,717	$41,379
Loans charged off
Credit cards	919	1,012	999	943	1,017
Other consumer	1,321	1,366	1,056	781	819
Real estate	4,952	161	455	4,725	896
Commercial	592	790	1,761	4,754	2,442
Total loans charged off	7,784	3,329	4,271	11,203	5,174

Recoveries of loans previously charged off
Credit cards	229	286	263	233	275
Other consumer	176	133	94	468	445
Real estate	210	112	302	233	309
Commercial	450	59	69	20	21
Total recoveries	1,065	590	728	954	1,050
Net loans charged off	6,719	2,739	3,543	10,249	4,124
Provision for loan losses	10,345	7,264	9,082	9,200	5,462
Balance, end of quarter	$55,358	$51,732	$47,207	$41,668	$42,717

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	$40,505	$44,548	$47,395	$45,642	$54,439
Loans past due 90 days or more	281	303	336	520	232
Total non-performing loans	40,786	44,851	47,731	46,162	54,671
Other non-performing assets
Foreclosed assets and other real estate owned (2)	22,664	30,503	29,140	32,118	31,477
Other non-performing assets	524	573	794	675	639
Total other non-performing assets	23,188	31,076	29,934	32,793	32,116
Total non-performing assets	$63,974	$75,927	$77,665	$78,955	$86,787
Performing TDRs (troubled debt restructurings)	$8,413	$6,367	$6,459	$7,107	$9,212

Ratios (1) (2)
Allowance for loan losses to total loans	0.68%	0.73%	0.75%	0.73%	0.82%
Allowance for loan losses to non-performing loans	136%	115%	99%	90%	78%
Non-performing loans to total loans	0.50%	0.63%	0.76%	0.81%	1.05%
Non-performing assets (including performing TDRs)
to total assets	0.44%	0.51%	0.54%	0.57%	1.01%
Non-performing assets to total assets	0.39%	0.47%	0.50%	0.52%	0.91%
Annualized net charge offs to total loans	0.36%	0.17%	0.24%	0.53%	0.32%
Annualized net credit card charge offs to
total credit card loans	1.47%	1.60%	1.63%	1.54%	1.65%

(1) Excludes all acquired loans, except for their inclusion in total assets.

(2) Includes acquired foreclosed assets and acquired other real estate owned.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Sep 2018			Three Months Ended Jun 2018			Three Months Ended Sep 2017
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$373,528	$1,405	1.49%	$422,987	$1,414	1.34%	$269,111	$650	0.96%
Investment securities - taxable	1,775,193	10,892	2.43%	1,750,172	10,764	2.47%	1,229,172	6,574	2.12%
Investment securities - non-taxable (FTE)	539,135	5,064	3.73%	514,838	4,771	3.72%	409,062	4,341	4.21%
Mortgage loans held for sale	43,554	501	4.56%	28,688	305	4.26%	13,388	159	4.71%
Assets held in trading accounts	-	-	0.00%	-	-	0.00%	52	-	0.00%
Loans, including acquired loans	11,641,843	162,515	5.54%	11,159,872	150,322	5.40%	6,261,507	77,511	4.91%
Total interest earning assets (FTE)	14,373,253	180,377	4.98%	13,876,557	167,576	4.84%	8,182,292	89,235	4.33%
Non-earning assets	1,667,631			1,704,140			993,315
Total assets	$16,040,884			$15,580,697			$9,175,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$6,840,403	$16,373	0.95%	$6,570,471	$12,286	0.75%	$4,227,567	$3,920	0.37%
Time deposits	2,379,142	8,017	1.34%	2,233,673	6,175	1.11%	1,330,889	2,110	0.63%
Total interest bearing deposits	9,219,545	24,390	1.05%	8,804,144	18,461	0.84%	5,558,456	6,030	0.43%
Federal funds purchased and securities
sold under agreement to repurchase	107,770	104	0.38%	107,205	88	0.33%	115,583	83	0.28%
Other borrowings	1,375,052	6,240	1.80%	1,273,135	5,141	1.62%	502,972	1,875	1.48%
Subordinated notes and debentures	379,168	5,282	5.53%	466,612	5,741	4.93%	67,367	677	3.99%
Total interest bearing liabilities	11,081,535	36,016	1.29%	10,651,096	29,431	1.11%	6,244,378	8,665	0.55%
Non-interest bearing liabilities:
Non-interest bearing deposits	2,679,469			2,705,677			1,613,248
Other liabilities	103,315			86,827			62,287
Total liabilities	13,864,319			13,443,600			7,919,913
Stockholders' equity	2,176,565			2,137,097			1,255,694
Total liabilities and stockholders' equity	$16,040,884			$15,580,697			$9,175,607
Net interest income (FTE)		$144,361			$138,145			$80,570
Net interest spread (FTE)			3.69%			3.73%			3.78%
Net interest margin (FTE) - quarter-to-date			3.98%			3.99%			3.91%

Net interest margin (FTE) - year-to-date			4.04%			4.08%			3.99%

Core net interest margin (FTE) - quarter-to-date (1)			3.71%			3.70%			3.77%
Core loan yield (FTE) - quarter-to-date (1)			5.19%			5.04%			4.72%

Core net interest margin (FTE) - year-to-date (1)			3.74%			3.76%			3.79%
Core loan yield (FTE) - year-to-date (1)			5.06%			4.99%			4.65%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$55,193	$53,562	$51,312	$18,903	$28,852
Diluted earnings per share	0.59	0.58	0.55	0.22	0.44
Return on average assets	1.37%	1.38%	1.38%	0.54%	1.25%
Return on average common equity	10.06%	10.05%	9.90%	3.88%	9.12%
Return on tangible common equity	18.38%	18.70%	18.77%	7.53%	14.47%
Net interest margin (FTE)	3.98%	3.99%	4.17%	4.21%	3.91%
FTE adjustment	1,393	1,308	1,130	1,925	1,751
Amortization of intangibles	2,745	2,785	2,837	2,839	1,724
Amortization of intangibles, net of taxes	2,027	2,057	2,096	1,725	1,048
Average diluted shares outstanding	92,840,851	92,733,140	92,638,765	87,036,044	64,847,592
Cash dividends declared per common share	0.15	0.15	0.15	0.13	0.13
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$56,504	$54,660	$52,618	$42,018	$27,746
Diluted core earnings per share (1)	0.61	0.59	0.57	0.48	0.43
Core net interest margin (FTE) (2)	3.71%	3.70%	3.82%	3.70%	3.77%
Accretable yield on acquired loans	10,006	10,113	11,294	15,684	2,890
Efficiency ratio (1)	53.47%	52.70%	53.24%	51.36%	55.06%
Core return on average assets (1)	1.40%	1.41%	1.41%	1.20%	1.20%
Core return on average common equity (1)	10.30%	10.26%	10.15%	8.63%	8.77%
Core return on tangible common equity (1)	18.80%	19.06%	19.23%	15.97%	13.93%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$160,067	$104,874	$51,312	$92,940	$74,037
Diluted earnings per share	1.72	1.13	0.55	1.33	1.16
Return on average assets	1.37%	1.38%	1.38%	0.92%	1.12%
Return on average common equity	10.01%	9.98%	9.90%	6.68%	8.18%
Return on tangible common equity	18.61%	18.73%	18.77%	11.26%	12.97%
Net interest margin (FTE)	4.04%	4.08%	4.17%	4.07%	3.99%
FTE adjustment	3,831	2,438	1,130	7,723	5,798
Amortization of intangibles	8,367	5,622	2,837	7,666	4,827
Amortization of intangibles, net of taxes	6,180	4,153	2,096	4,659	2,934
Average diluted shares outstanding	92,796,860	92,692,234	92,638,765	69,852,920	64,014,270
Cash dividends declared per common share	0.45	0.30	0.15	0.50	0.38
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$163,782	$107,278	$52,618	$119,049	$77,031
Diluted core earnings per share (1)	1.76	1.16	0.57	1.70	1.20
Core net interest margin (FTE) (2)	3.74%	3.76%	3.82%	3.76%	3.79%
Accretable yield on acquired loans	31,413	21,407	11,294	27,793	12,109
Efficiency ratio (1)	53.14%	52.97%	53.24%	55.27%	57.25%
Core return on average assets (1)	1.41%	1.41%	1.41%	1.18%	1.17%
Core return on average common equity (1)	10.24%	10.20%	10.15%	8.56%	8.51%
Core return on tangible common equity (1)	19.03%	19.14%	19.23%	14.28%	13.48%
END OF PERIOD
Book value per share	$23.66	$23.26	$22.86	$22.65	$19.51
Tangible book value per share	13.48	13.05	12.62	12.34	12.82
Shares outstanding	92,291,070	92,281,370	92,242,389	92,029,118	64,424,484
Full-time equivalent employees	2,635	2,659	2,626	2,640	1,942
Total number of financial centers	191	199	200	200	156

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the  schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in  the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2018	2018	2018	2017	2017
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$55,193	$53,562	$51,312	$18,903	$28,852
Non-core items
Gain on sale of P&C insurance business	-	-	-	-	(3,708)
Donation to Simmons Foundation	-	-	-	5,000	-
Merger-related costs	804	1,465	1,711	14,044	752
Branch right-sizing	970	22	57	116	435
Tax effect (1)	(463)	(389)	(462)	(7,516)	1,415
Net non-core items (before SAB 118 adjustment)	1,311	1,098	1,306	11,644	(1,106)
SAB 118 adjustment (2)	-	-	-	11,471	-
Core earnings (non-GAAP)	$56,504	$54,660	$52,618	$42,018	$27,746

Diluted earnings per share	$0.59	$0.58	$0.55	$0.22	$0.44
Non-core items
Gain on sale of P&C insurance business	-	-	-	-	(0.06)
Donation to Simmons Foundation	-	-	-	0.06	-
Merger-related costs	0.01	0.02	0.02	0.17	0.01
Branch right-sizing	0.01	-	-	-	0.01
Tax effect (1)	-	(0.01)	-	(0.10)	0.03
Net non-core items (before SAB 118 adjustment)	0.02	0.01	0.02	0.13	(0.01)
SAB 118 adjustment (2)	-	-	-	0.13	-
Core earnings (non-GAAP)	$0.61	$0.59	$0.57	$0.48	$0.43

YEAR-TO-DATE
Net Income	$160,067	$104,874	$51,312	$92,940	$74,037
Non-core items
Gain on sale of P&C insurance business	-	-	-	(3,708)	(3,708)
Donation to Simmons Foundation	-	-	-	5,000	-
Merger-related costs	3,980	3,176	1,711	21,923	7,879
Branch right-sizing	1,049	79	57	169	53
Tax effect (1)	(1,314)	(851)	(462)	(8,746)	(1,230)
Net non-core items (before SAB 118 adjustment)	3,715	2,404	1,306	14,638	2,994
SAB 118 adjustment (2)	-	-	-	11,471	-
Core earnings (non-GAAP)	$163,782	$107,278	$52,618	$119,049	$77,031

Diluted earnings per share	$1.72	$1.13	$0.55	$1.33	$1.16
Non-core items
Gain on sale of P&C insurance business	-	-	-	(0.04)	(0.06)
Donation to Simmons Foundation	-	-	-	0.07
Merger-related costs	0.04	0.04	0.02	0.31	0.12
Branch right-sizing	0.01	-	-	-	-
Tax effect (1)	(0.01)	(0.01)	-	(0.13)	(0.02)
Net non-core items (before SAB 118 adjustment)	0.04	0.03	0.02	0.21	0.04
SAB 118 adjustment (2)	-	-	-	0.16	-
Core earnings (non-GAAP)	$1.76	$1.16	$0.57	$1.70	$1.20

(1) Effective tax rate of 26.135% for 2018 and 39.225% for prior years, adjusted for non-deductible merger-related costs and  deferred tax items on P&C insurance sale.

(2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax  rates resulting from the "Tax Cuts and Jobs Act", signed into law on December 22, 2017.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2018	2018	2018	2017	2017
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,183,319	$2,146,908	$2,109,051	$2,084,564	$1,257,199
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(842,651)	(375,731)
Other intangible assets	(93,975)	(96,720)	(99,504)	(106,071)	(55,501)
Total intangibles	(939,662)	(942,407)	(945,191)	(948,722)	(431,232)
Tangible common stockholders' equity	$1,243,657	$1,204,501	$1,163,860	$1,135,842	$825,967

Total assets	$16,281,264	$16,165,533	$15,597,309	$15,055,806	$9,535,370
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(842,651)	(375,731)
Other intangible assets	(93,975)	(96,720)	(99,504)	(106,071)	(55,501)
Total intangibles	(939,662)	(942,407)	(945,191)	(948,722)	(431,232)
Tangible assets	$15,341,602	$15,223,126	$14,652,118	$14,107,084	$9,104,138

Ratio of equity to assets	13.41%	13.28%	13.52%	13.85%	13.18%
Ratio of tangible common equity to tangible assets	8.11%	7.91%	7.94%	8.05%	9.07%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$53,968	$68,282	$79,087	$89,275	$24,994
Allowance for loan losses on acquired loans	1,345	2,044	407	418	391
Total credit discount and ALLL on acquired loans	$55,313	$70,326	$79,494	$89,693	$25,385
Total loans acquired	$3,790,234	$4,302,760	$4,776,439	$5,163,769	$1,117,424
Discount and ALLL on acquired loans to acquired loans	1.46%	1.63%	1.66%	1.74%	2.27%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$55,358	$51,732	$47,207	$41,668	$42,717
Total credit discount and ALLL on acquired loans	55,313	70,326	79,494	89,693	25,385
Total allowance and credit discount	$110,671	$122,058	$126,701	$131,361	$68,102
Total loans	$11,913,508	$11,436,221	$11,066,822	$10,869,378	$6,328,736
Total allowance and credit coverage	0.93%	1.07%	1.14%	1.21%	1.08%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,183,319	$2,146,908	$2,109,051	$2,084,564	$1,257,199
Intangible assets:
Goodwill	(845,687)	(845,687)	(845,687)	(842,651)	(375,731)
Other intangible assets	(93,975)	(96,720)	(99,504)	(106,071)	(55,501)
Total intangibles	(939,662)	(942,407)	(945,191)	(948,722)	(431,232)
Tangible common stockholders' equity	$1,243,657	$1,204,501	$1,163,860	$1,135,842	$825,967
Shares of common stock outstanding	92,291,070	92,281,370	92,242,389	92,029,118	64,424,484
Book value per common share	$23.66	$23.26	$22.86	$22.65	$19.51
Tangible book value per common share	$13.48	$13.05	$12.62	$12.34	$12.82

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2018	2018	2018	2017	2017
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$55,193	$53,562	$51,312	$18,903	$28,852
Net non-core items, net of taxes, adjustment	1,311	1,098	1,306	23,115	(1,106)
Core earnings	$56,504	$54,660	$52,618	$42,018	$27,746

Average total assets	$16,040,884	$15,580,697	$15,088,210	$13,897,778	$9,175,607

Return on average assets	1.37%	1.38%	1.38%	0.54%	1.25%
Core return on average assets	1.40%	1.41%	1.41%	1.20%	1.20%

Calculation of Return on Tangible Common Equity

Net income	$55,193	$53,562	$51,312	$18,903	$28,852
Amortization of intangibles, net of taxes	2,027	2,057	2,096	1,725	1,048
Total income available to common stockholders	$57,220	$55,619	$53,408	$20,628	$29,900

Net non-core items, net of taxes	1,311	1,098	1,306	23,115	(1,106)
Core earnings	56,504	54,660	52,618	42,018	27,746
Amortization of intangibles, net of taxes	2,027	2,057	2,096	1,725	1,048
Total core income available to common stockholders	$58,531	$56,717	$54,714	$43,743	$28,794

Average common stockholders' equity	$2,176,565	$2,137,097	$2,103,052	$1,931,804	$1,255,694
Average intangible assets:
Goodwill	(845,687)	(845,687)	(844,148)	(731,661)	(378,387)
Other intangibles	(95,576)	(98,152)	(104,718)	(113,770)	(57,232)
Total average intangibles	(941,263)	(943,839)	(948,866)	(845,431)	(435,619)
Average tangible common stockholders' equity	$1,235,302	$1,193,258	$1,154,186	$1,086,373	$820,075

Return on average common equity	10.06%	10.05%	9.90%	3.88%	9.12%
Return on tangible common equity	18.38%	18.70%	18.77%	7.53%	14.47%
Core return on average common equity	10.30%	10.26%	10.15%	8.63%	8.77%
Core return on tangible common equity	18.80%	19.06%	19.23%	15.97%	13.93%

Calculation of Efficiency Ratio (1)

Non-interest expense	$100,253	$98,507	$98,073	$108,490	$66,159
Non-core non-interest expense adjustment	(1,774)	(1,483)	(1,772)	(19,160)	(862)
Other real estate and foreclosure expense adjustment	(538)	(1,382)	(1,020)	(865)	(1,071)
Amortization of intangibles adjustment	(2,745)	(2,785)	(2,837)	(2,839)	(1,724)
Efficiency ratio numerator	$95,196	$92,857	$92,444	$85,626	$62,502

Net-interest income	$142,968	$136,837	$134,966	$126,919	$78,819
Non-interest income	33,725	38,048	37,535	36,629	36,332
Non-core non-interest income adjustment	-	4	(4)	-	(3,383)
Fully tax-equivalent adjustment	1,393	1,308	1,130	1,925	1,751
(Gain) loss on sale of securities	(54)	7	(6)	1,243	(3)
Efficiency ratio denominator	$178,032	$176,204	$173,621	$166,716	$113,516

Efficiency ratio (1)	53.47%	52.70%	53.24%	51.36%	55.06%

Calculation of Core Net Interest Margin

Net interest income	$142,968	$136,837	$134,966	$126,919	$78,819
Fully tax-equivalent adjustment	1,393	1,308	1,130	1,925	1,751
Fully tax-equivalent net interest income	144,361	138,145	136,096	128,844	80,570

Total accretable yield	(10,006)	(10,113)	(11,294)	(15,684)	(2,890)
Core net interest income	$134,355	$128,032	$124,802	$113,160	$77,680
Average earning assets	$14,373,253	$13,876,557	$13,251,549	$12,145,003	$8,182,292

Net interest margin	3.98%	3.99%	4.17%	4.21%	3.91%
Core net interest margin	3.71%	3.70%	3.82%	3.70%	3.77%

Calculation of Core Loan Yield

Loan interest income	$162,438	$150,253	$143,350	$132,617	$77,457
Total accretable yield	(10,006)	(10,113)	(11,294)	(15,684)	(2,890)
Core loan interest income	$152,432	$140,140	$132,056	$116,933	$74,567
Average loan balance	$11,641,843	$11,159,872	$10,819,324	$9,772,043	$6,261,507

Core loan yield	5.19%	5.04%	4.95%	4.75%	4.72%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Sept 30	Jun 30	Mar 31	Dec 31	Sept 30
	2018	2018	2018	2017	2017
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$160,067	$104,874	$51,312	$92,940	$74,037
Net non-core items, net of taxes, adjustment	3,715	2,404	1,306	26,109	2,994
Core earnings	$163,782	$107,278	$52,618	$119,049	$77,031

Average total assets	$15,573,762	$15,334,453	$15,088,210	$10,074,951	$8,800,675

Return on average assets	1.37%	1.38%	1.38%	0.92%	1.12%
Core return on average assets	1.41%	1.41%	1.41%	1.18%	1.17%

Calculation of Return on Tangible Common Equity

Net income	$160,067	$104,874	$51,312	$92,940	$74,037
Amortization of intangibles, net of taxes	6,180	4,153	2,096	4,659	2,934
Total income available to common stockholders	$166,247	$109,027	$53,408	$97,599	$76,971

Net non-core items, net of taxes	3,715	2,404	1,306	26,109	2,994
Core earnings	163,782	107,278	52,618	119,049	77,031
Amortization of intangibles, net of taxes	6,180	4,153	2,096	4,659	2,934
Total core income available to common stockholders	$169,962	$111,431	$54,714	$123,708	$79,965

Average common stockholders' equity	$2,138,818	$2,120,075	$2,103,052	$1,390,815	$1,210,487
Average intangible assets:
Goodwill	(845,180)	(844,917)	(844,148)	(455,453)	(363,383)
Other intangibles	(99,448)	(101,435)	(104,718)	(68,896)	(53,941)
Total average intangibles	(944,628)	(946,352)	(948,866)	(524,349)	(417,324)
Average tangible common stockholders' equity	$1,194,190	$1,173,723	$1,154,186	$866,466	$793,163

Return on average common equity	10.01%	9.98%	9.90%	6.68%	8.18%
Return on tangible common equity	18.61%	18.73%	18.77%	11.26%	12.97%
Core return on average common equity	10.24%	10.20%	10.15%	8.56%	8.51%
Core return on tangible common equity	19.03%	19.14%	19.23%	14.28%	13.48%

Calculation of Efficiency Ratio (1)

Non-interest expense	$296,833	$196,580	$98,073	$312,379	$203,889
Non-core non-interest expense adjustment	(5,029)	(3,255)	(1,772)	(27,357)	(8,197)
Other real estate and foreclosure expense adjustment	(2,940)	(2,402)	(1,020)	(3,042)	(2,177)
Amortization of intangibles adjustment	(8,367)	(5,622)	(2,837)	(7,666)	(4,827)
Efficiency ratio numerator	$280,497	$185,301	$92,444	$274,314	$188,688

Net-interest income	$414,771	$271,803	$134,966	$354,930	$228,011
Non-interest income	109,308	75,583	37,535	138,765	102,136
Non-core non-interest income adjustment	-	-	(4)	(3,972)	(3,972)
Fully tax-equivalent adjustment	3,831	2,438	1,130	7,723	5,798
(Gain) loss on sale of securities	(53)	1	(6)	(1,059)	(2,302)
Efficiency ratio denominator	$527,857	$349,825	$173,621	$496,387	$329,671

Efficiency ratio (1)	53.14%	52.97%	53.24%	55.27%	57.25%

Calculation of Core Net Interest Margin

Net interest income	$414,771	$271,803	$134,966	$354,930	$228,011
Fully tax-equivalent adjustment	3,831	2,438	1,130	7,723	5,798
Fully tax-equivalent net interest income	418,602	274,241	136,096	362,653	233,809

Total accretable yield	(31,413)	(21,407)	(11,294)	(27,793)	(12,109)
Core net interest income	$387,189	$252,834	$124,802	$334,860	$221,700
Average earning assets	$13,837,639	$13,564,056	$13,251,549	$8,908,418	$7,829,548

Net interest margin	4.04%	4.08%	4.17%	4.07%	3.99%
Core net interest margin	3.74%	3.76%	3.82%	3.76%	3.79%

Calculation of Core Loan Yield

Loan interest income	$456,041	$293,603	$143,350	$352,351	$219,734
Total accretable yield	(31,413)	(21,407)	(11,294)	(27,793)	(12,109)
Core loan interest income	$424,628	$272,196	$132,056	$324,558	$207,625
Average loan balance	$11,209,992	$10,989,600	$10,819,324	$6,918,293	$5,967,036

Core loan yield	5.06%	4.99%	4.95%	4.69%	4.65%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.